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Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
ELLORA ENERGY INC.

        T. Scott Martin hereby certifies that:

        ONE:    He is the duly elected and acting President of Ellora Energy Inc., a Delaware corporation originally incorporated as of May 17, 2002.

        TWO:    This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law and was duly adopted by vote of the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

        THREE:    Each share of the Corporation's Common Stock outstanding immediately prior to the filing of this Restated Certificate of Incorporation shall be converted into 8.092168039 shares of the Corporation's common stock, and the authorized capital stock contained herein shall reflect such stock split; provided, that, the Corporation shall not issue any fractional shares of Common Stock, but shall pay the fair value of such fractional shares of Common Stock in cash following the effective time of the stock split.

        FOUR:    The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

Article 1.    NAME

        The name of this corporation is Ellora Energy Inc. (the "Corporation").

Article 2.    REGISTERED OFFICE AND AGENT

        The registered office of the Corporation shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 in the County of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

Article 3.    PURPOSE AND POWERS

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.    CAPITAL STOCK

        4.1.    Authorized Shares

        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 135,000,000, of which 125,000,000 of such shares shall be Common Stock, all of one class, having a par value of $.001 per share ("Common Stock"), and 10,000,000 of such shares shall be Preferred Stock, having a par value of $.001 per share ("Preferred Stock").

        4.2.    Common Stock

          4.2.1.        Relative Rights

          The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

          4.2.2.        Dividends

          Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends thereon, but only when and as declared by the Board of Directors of the Corporation.

          4.2.3.        Dissolution, Liquidation, Winding Up

          In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4.        Voting Rights

          Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation and, share for share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings and to vote (except any class or series of stock having special voting rights), to cast one vote for each outstanding share of Common Stock so held upon any matter or thing (including, without limitation, the election of one or more directors) properly considered and acted upon by the stockholders.

        4.3.    Preferred Stock

        The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof.

        4.4.    Preemptive Rights

        Ownership of shares of any class of the capital stock of the Corporation shall not entitle the holders thereof to any preemptive right to subscribe for or purchase or to have offered to them for subscription or purchase any additional shares of capital stock of any class of the Corporation or any securities convertible into any class of capital stock of the corporation, whether now or hereafter authorized, however acquired, issued or sold by the corporation, it being the purpose and intent hereof that the Board of Directors shall have the full right, power and authority to offer for subscription or sell or to make any disposal of any or all unissued shares of the capital stock of the Corporation or any securities convertible into stock or any or all shares of stock or convertible securities issued and thereafter acquired by the Corporation, for such consideration, in money or property, as the Board of Directors in its sole discretion shall determine.

Article 5.    BOARD OF DIRECTORS

        5.1.    Number; Election

        The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

        5.2.    Vacancies

        Subject to the terms of any one or more classes or series of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. A director shall hold office for the remainder of the term of the class of director to which the vacancy occurred or the new directorship was created. If one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors for such class or series, and until such director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

        5.3.    Management of Business and Affairs of the Corporation

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        5.4.    Limitation of Liability

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article 5.4 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

        5.5.    Indemnification

        The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article 5.5 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

        The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 5.5 to directors and officers of the Corporation.

        The rights to indemnification and to the advance of expenses conferred in this Article 5.5 shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate of Incorporation, the bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article 5.5 shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Article 6.    SPECIAL MEETINGS OF THE STOCKHOLDERS

        Unless the Delaware General Corporation Law shall provide otherwise, no stockholder or any group thereof shall have the right to call a special meeting of the stockholders.

Article 7.    BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        The Corporation by this provision hereby elects to be governed by Section 203 of the Delaware General Corporation Law.

Article 8.    COMPROMISE OR ARRANGEMENTS

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

Article 9.    ACQUISITION PROPOSALS

        In determining whether the acquisition proposal is in the long-term best interests of the Corporation and its stockholders, the Board of Directors may consider the effect of both an acquisition proposal and a potential acquisition on creditors, customers and employees of the Corporation and on the community in general, the risks of non-consummation of an acquisition proposal, the identity, prior background and other business experiences of the person or entity making an acquisition proposal, and the business plans of both the Corporation and the person or entity making an acquisition proposal and their respective effects on stockholder interests. The Board of Directors is authorized to take such action as it may determine to be reasonably necessary or desirable to encourage any person or entity to enter into negotiations with the Board of Directors and management of the Corporation respecting any transaction that may result in a change of control and to contest or oppose any such transaction that the Board of Directors determines to be unfair, abusive or otherwise undesirable to the Corporation or its stockholders, business, customers, employees or other constituencies.

Article 10.    AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation by an affirmative vote of at least two-thirds of the directors then in office. The Bylaws of the Corporation may also be adopted, amended or repealed upon the affirmative vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon, voting together as a single class; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

Article 11.    RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 11.

* * * * *

IN WITNESS WHEREOF, Ellora Energy Inc. has caused this Restated Certificate of Incorporation to be executed by its President who hereby certifies that the facts hereinabove stated are truly set forth, this    day of July, 2006.

ELLORA ENERGY INC.
By:	/s/ T. SCOTT MARTIN T. Scott Martin, President

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  Exhibit 3.1